Exhibit 10.1

NOTES CONVERSION AGREEMENT

This Notes Conversion Agreement (this “Conversion Agreement”) is dated as of June 28, 2018, among Akebia Therapeutics, Inc., a Delaware corporation (“Akebia”) (for purposes of Sections 2.3(c), 5.5 (with respect to the last sentence only) and 5.6 – 5.16 only), Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Baupost Group Securities, L.L.C., a Massachusetts limited liability company (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in the Notes Exchange Agreement dated May 8, 2018, the Company issued to the Investor $164,746,000 principal amount of Zero Coupon Convertible Senior Notes due 2021 (the “Existing Notes”), which are governed by an Indenture (as amended to the date of the Closing contemplated herein, the “Indenture”) dated May 9, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) among the Company, Akebia and Alpha Therapeutics Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Akebia (“Merger Sub”), Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned subsidiary of Akebia (the “Merger”).

WHEREAS, pursuant to the terms and conditions set forth in this Conversion Agreement, the Investor has agreed to surrender the Existing Notes for conversion in accordance with the terms of the Indenture, in a manner that creates a Conversion Date (as defined in the Indenture) in respect of the Existing Notes (the “Existing Notes Conversion”), prior to the Effective Time (as defined in the Merger Agreement) of the Merger, and conditioned upon the issuance to the Investor, immediately prior to the Effective Time, of 4,000,000 shares of Common Stock (such number of shares of Common Stock, the “Additional Shares,” and the Existing Notes Conversion and the issuance of the Additional Shares, together, the “Conversion Transactions”).

WHEREAS, in connection with and as additional consideration for the Conversion Transactions, (i) Akebia and the Investor have entered into that certain Voting Agreement dated as of the date hereof (the “Voting Agreement”), pursuant to which the Investor has agreed to support the approval by the Company’s stockholders of the Contemplated Transactions (as defined in the Merger Agreement), pursuant and subject to the terms and conditions therein and (ii) Akebia and the Investor shall enter into that certain Registration Rights Agreement, to be dated as of the Closing Date, in the form of Exhibit A attached hereto (the “Registration Rights Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual representations, warranties and covenants contained in this Conversion Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Akebia, the Company and the Investor agree as follows:

ARTICLE I.

DEFINITIONS

1.1     Definitions. In addition to the terms defined elsewhere in this Conversion Agreement, for all purposes of this Conversion Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board” means the Company’s board of directors.

“Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” of any Person means: (a) in the case of a corporation, corporate stock of such Person; (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person; and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.

“Closing” means the closing of the Conversion Transactions pursuant to Section 2.2.

“Closing Date” means the date of the closing of the Merger in accordance with the terms of the Merger Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Investor Party” shall have the meaning ascribed to such term in Section 4.1.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, except for any Liens specifically allowed under the Indenture.

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“Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development, that, individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Keryx and its Subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence, state of facts or development related to or resulting from (i) general business or economic conditions affecting the industry in which such party operates, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (ii) any natural disaster, or national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (iv) changes in GAAP; (v) changes in Laws, rules, regulations, orders, or other binding directives issued by any Governmental Body, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (vi) the failure in and of itself to meet internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition); or (vii) the taking of any action explicitly contemplated hereby or the other agreements contemplated hereby.

“Permitted Transferees” means (i) any Affiliate of the Investor and (ii) any custodian or nominee that holds Existing Notes for the account of the Investor or any Permitted Transferee described in clause (i) provided that such custodian or nominee holds such transferred Existing Notes for the account of the Investor or such Permitted Transferee.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” or “proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers,

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general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

ARTICLE II.

THE CONVERSION

2.1    Conversion Consideration. Subject to the terms and conditions hereof, the Investor hereby agrees to (a) enter into the Voting Agreement, (b) enter into the Registration Rights Agreement and (c) surrender the Existing Notes for conversion in accordance with the terms of the Indenture, in a manner that creates a “Conversion Date” (as defined in the Indenture) in respect of the Existing Notes prior to the Effective Time of the Merger, but contingent upon (i) satisfaction of the conditions to the Merger contained in Article 6 of the Merger Agreement (other than those conditions that by their nature shall be satisfied at or immediately after the Effective Time (provided that such conditions are then capable of being satisfied)) and (ii) the issuance to the Investor of the Additional Shares. The Investor understands that the issuance of the shares of Common Stock pursuant to the conversion of the Existing Notes (the “Conversion Shares” and, together with the Additional Shares, the “Equity Interests”) and the issuance of the Additional Shares will occur without registration of the Conversion Shares or the Additional Shares under the Securities Act or any securities laws of any state of the United States or of any other jurisdiction, in reliance upon representations herein by the Investor that it is both an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) and a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (and restrictive legends in substantially the form set forth in Section 2.06(e) of the Indenture may be placed on the evidence of ownership of the Conversion Shares and the Additional Shares).

2.2    Closing. The Closing shall occur immediately prior to the Effective Time of the Merger and on the terms and subject to the conditions of this Conversion Agreement. Prior to the Closing, the Investor shall (i) deliver a completed notice to the Conversion Agent (as defined in the Indenture) as set forth in the Form of Conversion Notice attached to the Form of Security set forth in Exhibit A to the Indenture (the “Conversion Notice”) at the office of the Conversion Agent and state in writing therein the entire principal amount of Existing Notes to be converted and the name or names (with addresses) in which the Investor wishes the certificate or certificates for the Conversion Shares, (ii) deliver the Existing Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the Conversion Agent, free and clear of any Liens (the “Endorsed Notes”); and (iii) if the Investor requests that the Conversion Shares be issued in a name other than the Investor’s name, deliver to the Company cash in an amount equal to the documentary, stamp or similar issuer or transfer tax, if any, due upon issuance of the Conversion Shares as a result thereof as contemplated by Section 4.01(e) of the Indenture; and at the Closing, the Company shall deliver to the Investor the Equity Interests (or evidence reasonably satisfactory to the Investor that the Equity Interests have been delivered).

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2.3    Deliveries.

(a)    On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i)    a certificate in form and substance reasonably satisfactory to the Investor duly executed on behalf of the Company by an authorized executive officer or director of the Company, certifying that (A) the representations and warranties of the Company contained in Article III hereof (i) qualified as to or by Material Adverse Effect shall be true and correct in all respects as of the Closing Date as if made anew as of such date (except to the extent any such representations and warranties expressly relate to an earlier date (in which case as of such earlier date)) and (ii) not qualified as to or by Material Adverse Effect shall be true and correct as of the Closing Date (without giving effect to any “material,” “materiality” or similar phrases) as if made anew as of such date (except to the extent any such representations and warranties expressly relate to an earlier date (in which case as of such earlier date)); and (B) the conditions to the Merger contained in Article 6 of the Merger Agreement shall have been satisfied or waived (subject to Section 2.4(b)(vi)) at or immediately after the Effective Time (provided that such conditions are then capable of being satisfied);

(ii)    a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the amended and restated bylaws of the Company as currently in effect; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of this Conversion Agreement (other than the resolutions provided for in Section 2.3(a)(iii)), and that all such resolutions (other than the resolutions provided for in Section 2.3(a)(iii)) are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (C) that attached thereto is a true and complete copy of the Company’s Amended and Restated Certificate of Incorporation as currently in effect; and (D) as to the incumbency of any officer or director of the Company executing this Conversion Agreement on behalf of the Company;

(iii)    a true and complete copy of resolutions adopted (and which remain in effect) by the Board in form and substance reasonably satisfactory to the Investor approving the transactions contemplated herein and acknowledging that certain related parties of the Investor are “directors by deputization” for purposes of exempting certain of the transactions contemplated herein under Rule 16(b) under the Exchange Act;

(iv)    evidence reasonably satisfactory to the Investor confirming delivery of the Equity Interests immediately prior to the Effective Time; and

(v)    a legal opinion letter of the Company’s outside general counsel, in form and substance reasonably satisfactory to counsel to the Investor.

(b)    On or prior to the Closing Date, the Investor shall deliver to the Company or the Conversion Agent, as applicable, the following:

(i)    the Conversion Notice; and

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(ii)    the Endorsed Notes and cash in an amount necessary to cover taxes, if any, described in Section 2.2(a)(iii).

(c)    On or prior to the Closing Date, Akebia shall authorize, execute and deliver the Registration Rights Agreement to the Company and the Investor.

(d)    As promptly as practicable hereunder, the Company and the Investor shall enter into, or cause to be entered into, and effected, the Indenture Amendment (as defined below).

2.4    Closing Conditions.

(a)    The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or satisfied contemporaneously with the Closing:

(i)    the expiration or early termination of the applicable waiting period(s) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if required for, and in connection with, the Conversion Transactions;

(ii)     the accuracy in all material respects on the Closing Date of the representations and warranties of the Investor contained herein (unless as of specified date therein, in which case they shall be accurate as of such date);

(iii)    all obligations, covenants and agreements of the Investor required to be performed hereunder at or prior to the Closing Date shall have been performed (other than immaterial instances of noncompliance);

(iv)    the delivery (or evidence of such delivery) by the Investor of the items set forth in Section 2.3(b); and

(v)    the conditions to the Merger contained in Article 6 of the Merger Agreement shall have been satisfied or waived (other than those conditions that by their nature shall be satisfied at or immediately after the Effective Time (provided that such conditions are then capable of being satisfied)).

(b)    The obligations of the Investor hereunder in connection with the Closing are subject to the following conditions being met or satisfied contemporaneously with the Closing:

(i)    the expiration or early termination of the applicable waiting period(s) under the HSR Act, if required for, and in connection with, the Conversion Transactions;

(ii)    the representations and warranties of the Company contained in Article III hereof (i) qualified as to or by Material Adverse Effect shall be true and correct in all respects as of the Closing Date as if made anew as of such date (except

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to the extent any such representations and warranties expressly relate to an earlier date (in which case as of such earlier date)) and (ii) not qualified as to or by Material Adverse Effect shall be true and correct as of the Closing Date (without giving effect to any “material,” “materiality” or similar phrases) as if made anew as of such date (except to the extent any such representations and warranties expressly relate to an earlier date (in which case as of such earlier date));

(iii)    all obligations, covenants and agreements of the Company required to be performed hereunder at or prior to the Closing Date shall have been performed (other than immaterial instances of non-compliance);

(iv)    the delivery by the Company of the items set forth in Section 2.3(a) of this Conversion Agreement;

(v)    the delivery by Akebia of the item set forth in Section 2.3(c) of this Conversion Agreement; and

(vi)    the conditions to the Merger contained in Article 6 of the Merger Agreement shall have been satisfied or waived, without giving effect to any waivers by the Company that, in any material respect, amend, waive or alter the terms of the Merger Agreement in a manner adverse to the Investor without the consent of the Investor (other than those conditions that by their nature shall be satisfied at or immediately after the Effective Time (provided that such conditions are then capable of being satisfied)).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a)    Subsidiaries. All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries have been validly issued, are fully paid and non-assessable, and are owned of record and beneficially, directly or indirectly, by the Company free and clear of all Liens (other than Permitted Liens). Except for the capital stock or other equity or voting interests of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity or voting interests in any Person.

(b)    Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and operate its properties and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified or authorized to conduct business and is in good standing as a foreign corporation or other entity in every jurisdiction (to the extent such concept exists

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in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result a Material Adverse Effect.

(c)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Conversion Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Conversion Agreement by the Company, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of the Company, its officers, directors and stockholders and no further action is required by the Company, its officers, directors or stockholders in connection therewith, other than application to the Nasdaq Capital Market for the listing of the Additional Shares, if required. This Conversion Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except: (i) as enforcement may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)    No Conflicts. The execution, delivery and performance by the Company of this Conversion Agreement, the issuance and delivery of the Conversion Shares and the Additional Shares, the Conversion Transactions and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any assets of the Company or any Subsidiary, pursuant to or give to others any rights of termination, amendment, acceleration, cancellation under, give rise to any penalties, repayment obligations, special assessments or additional payments under, or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) assuming all consents, approvals, authorizations and other actions have been obtained, conflict with or result in a violation of any law, rule, regulation, order, judgment, or decree to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations; provided that no such representation is given with respect to Section 16 of the Exchange Act with respect to the Investor), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)    Filings, Consents and Approvals. The Company is not required to obtain any consent of, waiver, authorization of, approval of, give any notice to, or make any filing

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with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of this Conversion Agreement and the consummation of the transactions contemplated hereby.

(f)    Issuance of the Shares. The Conversion Shares and the Additional Shares have been duly authorized and, when the Conversion Shares are issued upon conversion of the Existing Notes in accordance with their terms, such shares of Common Stock, along with the Additional Shares, will be validly issued, fully paid and non-assessable; and the issuance of the Conversion Shares upon the conversion of the Existing Notes will not be subject to the preemptive or other similar rights of any stockholder of the Company.

3.2    Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)    Organization; Authority. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to enter into this Conversion Agreement, to consummate the Conversion Transactions and otherwise to carry out its obligations hereunder. The execution and delivery of the Conversion Agreement, and performance by the Investor of the Conversion Transactions and the other transactions contemplated hereunder, have been duly authorized by all necessary action on the part of the Investor. This Conversion Agreement has been duly executed and delivered by the Investor and constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except: (i) as limited by the Enforceability Exceptions, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    Understandings or Arrangements. The Investor is acquiring the Conversion Shares and the Additional Shares as principal for its own account or those of its Affiliates and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such shares of Common Stock and, further, the Investor represents and warrants that it is acquiring the Equity Interests for its own account, for the Account of its Affiliates, or for an account with respect to which it exercises sole investment discretion, and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The Investor also represents and warrants that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

(c)    No Legal Advice from the Company. The Investor acknowledges that it had the opportunity to review this Conversion Agreement and the Conversion Transactions and the other transactions contemplated hereby with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company, or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the Conversion Transaction or the other transactions contemplated hereby or the securities laws of any jurisdiction.

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(d)    Ownership of Existing Notes and Common Stock. The Investor or its Affiliates hold beneficially and of record 100% of the Existing Notes, free and clear of all Liens and, as of and since September 30, 2014, the Investor or its Affiliates have held at least 18,300,000 shares of Common Stock.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1    Indemnification of the Investor.    Subject to the provisions of this Section 4.1, the Company will indemnify and hold the Investor and its Affiliates, directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs, reasonable attorneys’ fees and costs of investigation (but excluding any taxes other than those for which the Company is responsible pursuant to Section 5.2 hereof) that any Investor Party may suffer or incur as a result of or relating to: (a) the Conversion Transactions; (b) any breach of any of the representations, warranties, covenants or agreements in this Conversion Agreement; (c) the execution of this Conversion Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby; or (d) any actual or prospective claim, litigation, investigation, proceeding or other action instituted in any capacity, whether based on contract, tort or any other theory, whether brought by a third party or by any party hereto, and regardless of whether any Investor Party is a party thereto, with respect to the transactions contemplated by this Conversion Agreement, the Existing Notes or the Indenture (except to the extent such action is based upon a breach of such Investor Party’s representations, warranties or covenants under this Conversion Agreement or any agreements or understandings such Investor Party may have with any such shareholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Conversion Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel (not to exceed 90 days) or (iii) in such action there is a conflict or potential conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel and local counsel and shall pay such fees and expenses as incurred. The Company will not be liable to any Investor Party under this Conversion Agreement (y) for any settlement by an Investor Party

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effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that if at any time an Investor Party shall have requested the Company to reimburse such Investor Party for fees and expenses of counsel as contemplated by this Section 4.2, the Company agrees that it shall be liable for any settlement of any proceeding effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by such Investor Party of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least ten (10) days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed the Investor Party in accordance with such request; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Conversion Agreement or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. The Company shall not, without the prior written consent of the Investor, not to be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Investor Party is or could have been a party and indemnity was or could have been sought hereunder by such Investor Party, unless such settlement, compromise or consent (i) includes an unconditional release of such Investor Party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Investor Party. The indemnification required by this Section 4.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law. Notwithstanding anything to the contrary in this Conversion Agreement, in no event shall the Company have any liability to any Investor Party under this Section 4.1 or otherwise for any liability of any Investor Party arising under Section 16 of the Exchange Act.

4.2    [Reserved].

4.3    [Reserved].

4.4    Rule 16b-3. The Company will take no action that is purposefully or reasonably likely to be inconsistent with the intention or expectation that (a) the acquisition by the Investor of the Additional Shares will be exempt from the application of Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d) under the Exchange Act and (b) the disposition by the Investor of the Common Stock in the Merger will be exempt from the application of Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) under the Exchange Act.

4.5    Confidentiality. The parties shall not disclose the existence of this Conversion Agreement or the Conversion Transactions prior to public disclosure in an SEC report (other than to its directors and to its employees, agents and attorneys who have a need to know such information, to the other parties to the Merger Agreement and their directors and to their employees, agents and attorneys who have a need to know such information, and except in an approved press release as contemplated by the last sentence of this paragraph) without the prior written consent of the other party, except as may be required by applicable law or pursuant to the

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order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, including pursuant to Investors’ reporting obligations under Sections 13 and 16 of the Exchange Act. Any proposed press release or disclosure in an SEC report relating to the initial disclosure of entering into this Conversion Agreement and the Conversion Transactions shall be subject to the prior written approval (including by email) of the parties hereto (which shall not be unreasonably withheld, conditioned or delayed) (and nothing in this provision shall require either party to breach any applicable securities laws).

4.6    Termination of the Prior Registration Rights Agreement. As provided in Section 5.6 of that certain Registration Rights Agreement, dated as of May 9, 2018, by and between the Company and the Investor, the parties hereto agree that such Registration Rights Agreement shall be terminated and be of no further force and effect as of and conditioned upon the consummation of the Merger in accordance with the terms of the Merger Agreement without any further actions or writings of the parties hereto.

4.7    Conduct Prior to Closing. From the date of this Conversion Agreement until the Closing, except as consented to by the Investor in writing, the Company shall not enter into or otherwise approve (or agree to enter into or approve) any amendments, waivers, side letters or similar agreements, or other modifications by the Company or Akebia that, in any material respect, amend, waive or alter the terms of the Merger Agreement in a manner adverse to the Investor without the consent of the Investor).

4.8    Conversion Null and Void; Cooperation. If, for any reason, the Closing hereunder occurs and the Merger is not consummated on such date (or such later date as may be required due to an inability to satisfy Section 6.02(d) of the Merger Agreement despite efforts by the parties hereto to prevent any such delay), the Existing Notes Conversion and the issuance of the Equity Interests shall be null and void and this Conversion Agreement shall be of no further force or effect (other than as provided in Section 5.10), and the parties hereto agree to undertake any necessary actions to ensure that the Existing Notes Conversion and the issuance of the Equity Interests be null and void. In furtherance of the foregoing, the Company and the Investor agree to, promptly after the date hereof, and in any event prior to the Closing, amend the Indenture to provide that (i) the Conversion Notice to be delivered hereunder shall be revocable but only in the event that the Merger is not consummated on the same day as the Closing hereunder (or such later date as may be required due to an inability to satisfy Section 6.02(d) of the Merger Agreement despite efforts by the parties hereto to prevent any such delay); and (ii) the Company or the Conversion Agent shall provide evidence of delivery of the Conversion Shares to the Investor immediately prior to the Effective Time (the “Indenture Amendment”). The Investor agrees to execute and deliver such other documents and agreements not specifically set forth in this Conversion Agreement as reasonably requested by the Company, the Conversion Agent, the Trustee or the Company’s transfer agent to effectuate the conversion of the Existing Notes, the issuance and delivery of the Equity Interests in accordance with the terms of this Conversion Agreement and the discharge of the Indenture in connection herewith. As promptly as practicable after the date hereof, the Investor and the Company shall cooperate with each other and with the Trustee to agree upon what documentation or evidence will be satisfactory to the Investor to confirm delivery of the Equity Interests immediately prior to the Effective Time.

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4.9    Regulatory Efforts.

(a)    The Company and the Investor shall each use its reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Conversion Transactions. As promptly as practicable (and no later than five (5) Business Days) after the date of this Agreement, each of the Company and the Investor (i) will file with the U.S. Department of Justice and the U.S. Federal Trade Commission premerger notification and report forms under and in compliance with the HSR Act with respect to the Conversion Transactions in the manner determined by counsel to the Investor in consultation with counsel to the Company (the “HSR Act Filings”). The parties shall cooperate in the timely preparation and submission of the HSR Act Filings, including furnishing to the other party or its counsel information required for any necessary filing or other application in connection with the Conversion Transactions.

(b)    Each of the Company and the Investor hereby covenants and agrees to use its reasonable best efforts to secure, and not to take any action that will have the effect of delaying, impairing or impeding, the early termination or expiration of any waiting periods under the HSR Act for the Conversion Transactions. The parties shall each cooperate reasonably with one another in connection with resolving any inquiry or investigation by any governmental authority relating to their respective HSR Act Filings or the Conversion Transactions. Without limiting the foregoing, each party shall, subject to applicable law, rule or regulation (including that of a national securities exchange or self-regulatory organization), (i) promptly inform the other party of any written or oral communication received from any governmental authority relating to its HSR Act Filing or the transactions contemplated hereby (and if in writing, furnish counsel to the other party with a copy of such communication); (ii) use its reasonable best efforts to respond as promptly as practicable to any request from any governmental authority for information, documents or other materials in connection with the review of the HSR Filings or the Conversion Transactions; (iii) provide to counsel for the other party, and permit counsel for the other party to review and comment in advance of submission, all proposed correspondence, filings and written communications to any governmental authority with respect to the Conversion Transactions; and (iv) not participate in any substantive meeting or discussion with any governmental authority in respect of investigation or inquiry concerning the Conversion Transactions unless it consults with the other party in advance and, except as prohibited by applicable Law or governmental authority, gives the other party and/or its counsel the opportunity to attend and participate thereat.

ARTICLE V.

MISCELLANEOUS

5.1    Termination. This Conversion Agreement may be terminated by the Investor by written notice to the Company, if the Closing has not been consummated on or before December 28, 2018. This Conversion Agreement shall automatically terminate upon the valid termination of the Merger Agreement pursuant to its terms. In the event of termination of this Conversion Agreement pursuant to this Section 5.1, the Conversion Agreement shall be null and void and there shall be no liability on the part of either party; provided, however, that nothing herein shall relieve

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either party from liability for (i) any breach of this Conversion Agreement or (ii) any willful breach of, or fraud in connection with, this Conversion Agreement. Article I and Sections 3.1, 4.1, 4.5, 5.1, 5.3, 5.4 and 5.9 shall survive any termination of this Conversion Agreement.

5.2    Fees and Expenses. The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement. In addition, the Company shall reimburse the Investor for the Investor’s reasonable and documented out-of-pocket expenses (including fees of outside legal counsel and accountants) incurred in connection herewith, including in connection with any amendments, waivers or consents under or in respect of this Conversion Agreement or the Indenture (whether or not such amendment, waiver or consent becomes effective), including the reasonable and documented out-of-pocket costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies hereunder, including the rights and remedies specified in Section 5.13. The Company shall pay all Trustee fees and expenses, including counsel fees, expenses and stamp taxes in connection with the transactions contemplated in this Conversion Agreement.

5.3    Entire Agreement. This Conversion Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

5.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day; (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (c) the next Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5    Amendments; Waivers. No provision of this Conversion Agreement may be waived, modified, supplemented or amended, except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Conversion Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. In addition, Baupost may not amend or waive, in any material respect, any of the rights of the Company or the Investor in this Conversion Agreement without the written consent of Akebia (which consent shall not be unreasonably delayed, withheld or conditioned).

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5.6    Headings. The headings herein are for convenience only, do not constitute a part of this Conversion Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7    Successors and Assigns; No Transfers. This Conversion Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party hereto may assign this Conversion Agreement or any rights or obligations hereunder without the prior written consent of the Investor or the Company, respectively (other than to any successor Person resulting from any merger, consolidation, share exchange or other similar transaction). The Investor shall not and shall cause its Affiliates to not sell, transfer, assign or otherwise dispose of (except to Permitted Transferees), impose any Lien on any Existing Notes or otherwise take any action with the purpose of or that could be reasonably likely to cause the Existing Notes Conversion and the related discharge of the Indenture to not occur.

5.8    No Third-Party Beneficiaries. This Conversion Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. For the avoidance of doubt, Akebia is an intended beneficiary of all of the obligations of the Company and the Investor in this Conversion Agreement.

5.9    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Conversion Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; provided that, the determination of whether the Merger has been consummated in accordance with the terms of the Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Conversion Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that any such court is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Conversion Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Conversion Agreement, then, in addition to the obligations of the Company under Section 4.2, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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5.10    Survival. Article I and Sections 3.1, 4.1, 4.5, 5.1, 5.3, 5.4 and 5.9 shall survive the Closing and the delivery of the Conversion Shares and the Additional Shares.

5.11    Execution. This Conversion Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12    Severability. If any term, provision, covenant or restriction of this Conversion Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the parties hereto will be entitled to specific performance under this Conversion Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by the Investor or the Company by reason of any breach (or threatened breach) of any obligations contained in this Conversion Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15    Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Conversion Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Conversion Agreement or any amendments thereto. In addition, each and every reference to shares of Common Stock in this Conversion Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the shares of Common Stock that occur after the date of this Conversion Agreement.

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5.16    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Notes Conversion Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KERYX BIOPHARMACEUTICALS, INC.		Address for Notice:

By:	/s/ Jodie Morrison	Keryx Biopharmaceuticals, Inc.
Name:	Jodie Morrison	One Marina Park Drive
Title:	Interim Chief Executive Officer

Tenth Floor

Boston, MA 02210
Attention: Scott Holmes, CFO
Telephone: (617) 466-3520
Facsimile: (617) 466-3500
Email: scott.holmes@keryx.com

With a copy to (which shall not constitute notice):

Jacqueline Mercier
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Telephone: (617) 570 1762
Facsimile: (617) 801 8711
Email: JMercier@goodwinlaw.com

[Signature Page of Keryx Biopharmaceuticals, Inc. to Notes Conversion Agreement]

BAUPOST GROUP SECURITIES, L.L.C.		Address for Notice:

By:	/s/ James Mooney	Baupost Group Securities, L.L.C.
Name:	James Mooney	c/o The Baupost Group, L.L.C.
Title:	Partner	10 St. James Avenue, Suite 1700 Boston, MA 02116 Attn: Gregory A. Ciongoli, Michael Sperling, Frederick H. Fogel and John F. Harvey Office: (617) 210-8300 Fax: (617) 451-7731

With a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

Attention: Jeffrey Katz

jeffrey.katz@ropesgray.com

Office: (617) 951-7072

Fax: (617) 235-0617

[Signature Page of Baupost Group Securities, L.L.C. to Notes Conversion Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Notes Conversion Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AKEBIA THERAPEUTICS, INC. (FOR PURPOSES OF SECTIONS 2.3(C), 5.5 (WITH RESPECT TO THE LAST SENTENCE ONLY) AND 5.6 – 5.16 ONLY)		Address for Notice:

By:	/s/ John P. Butler	Akebia Therapeutics, Inc.
Name:	John P. Butler	245 First Street
Title:	President and Chief Executive Officer

Cambridge, MA 02142

Attention: Michael Dahan, Chief Business Officer;

Nikki Hadas, General Counsel
Telephone:
Facsimile: (617) 871-2065
Email: mdahan@akebia.com;

nhadas@akebia.com

With a copy to (which shall not constitute notice):

Peter Handrinos, Scott Shean and Daniel Rees
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
Telephone:
Facsimile: (617) 948-6001
Email:peter.handrinos@lw.com;

scott.shean@lw.com;

daniel.rees@lw.com

[Signature Page of Akebia Therapeutics, Inc. to Notes Conversion Agreement]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

AKEBIA THERAPEUTICS, INC.

AND

BAUPOST GROUP SECURITIES, L.L.C.

DATED AS OF [ ● ], 2018

i

This REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of [ ● ], is made by and between:

i.    Akebia Therapeutics, Inc., a Delaware corporation (the “Company”); and

ii.    Baupost Group Securities, L.L.C. (together with its Permitted Transferees that become party hereto, the “Investor”).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 28, 2018, (the “Merger Agreement”) among the Company, Keryx Biopharmaceuticals, Inc., a Delaware corporation (“Keryx”), and Alpha Therapeutics Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Keryx, the separate corporate existence of Merger Sub ceased and Keryx continues as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

WHEREAS, pursuant to the terms and conditions set forth in the Notes Conversion Agreement, dated as of June 28, 2018, among the Company, Keryx and the Investor (the “Conversion Agreement”), the Investor has agreed to surrender the Existing Notes (as defined in the Conversion Agreement) for conversion in accordance with the terms of the governing indenture (as amended), in a manner that creates a Conversion Date (as defined in such indenture) in respect of the Existing Notes (the “Existing Notes Conversion”), prior to the Effective Time (as defined in the Merger Agreement) of the Merger, and conditioned upon the issuance to the Investor immediately prior to the Effective Time of 4,000,000 shares of common stock of Keryx (the “Additional Shares”).

WHEREAS, in connection with the Merger, and pursuant to the terms set forth in the Merger Agreement, at the Effective Time, each of: (i) the shares of common stock of Keryx issued to the Investor upon the Existing Notes Conversion (the “Conversion Shares”); (ii) the Additional Shares; and (iii) the 25,791,678 shares of common stock of Keryx held by the Investor as of the date hereof (the “Held Shares”) shall be converted into the right to receive 0.37433 fully paid and non-assessable shares of common stock of the Company, par value 0.00001 per share (the “Common Stock”, and the Common Stock the Investor shall have the right to receive on account of the Conversion Shares, the Additional Shares and the Held Shares, collectively, the “Merger Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EFFECTIVENESS

Section 1.1.    Effectiveness. This Agreement shall become effective as of the consummation of the Merger in accordance with the Merger Agreement.

ARTICLE II

DEFINITIONS

Section 2.1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the board of directors of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person or (c) any investment fund advised or managed by, or under common control or management with, such person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of any Investor. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Common Stock” shall have the meaning set forth in the recitals.

“Demand Registration” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Request” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1(c).

“Demand Suspension” shall have the meaning set forth in Section 3.1.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means the Investors who then hold Registrable Securities under this Agreement.

“Investor” shall have the meaning set forth in the preamble.

“Investor Approval” means the prior written consent of the Investor.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Loss” shall have the meaning set forth in Section 3.9.1.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Permitted Transferee” means (i) any Affiliate of an Investor and (ii) any custodian or nominee that holds Registrable Securities for the account of Purchaser or any Permitted Transferee described in clause (i).

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 3.3.1.

“Piggyback Registration” shall have the meaning set forth in Section 3.3.1.

“Pro Rata Portion” means, with respect to each Holder requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder, and the denominator of which is the aggregate number of Registrable Securities held by all Holders requesting that their Registrable Securities be registered or sold.

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means (i) all shares of Common Stock that are not then subject to forfeiture to the Company, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security not then subject to vesting or forfeiture to the Company and (iii) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For the avoidance of doubt, the Registrable Securities shall include the Merger Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been Transferred pursuant to Rule 144, (y) such holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), as reasonably determined by the Holder, or (z) such securities shall have ceased to be outstanding.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” shall have the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Period” shall have the meaning set forth in Section 3.2.2.

“Shelf Registration” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Request” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Suspension” shall have the meaning set forth in Section 3.2.3.

“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.4(a).

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Transferred” shall have a correlative meaning.

“Trustee” means The Bank of New York Mellon Trust Company, N.A.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

Section 2.2.    Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)	The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c)	The term “including” is not limiting and means “including without limitation.”

(d)	The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)	Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE III

REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

Section 3.1.    Demand Registration.

Section 3.1.1.    Request for Demand Registration.

(a)	At any time after the date hereof, the Investors shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Investors. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”

(b)	Each Demand Registration Request shall specify (x) the kind and aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof.

(c)	Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its reasonable best efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act.

Section 3.1.2.    Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration pursuant to Section 3.1 was declared effective or an Underwritten Shelf Takedown pursuant to Section 3.2 was consummated within the preceding one hundred eighty (180) days (unless otherwise consented to by the Company).

Section 3.1.3.    Demand Withdrawal. The Investors may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from with respect to all of the Registrable Securities included in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Demand Registration shall not count as such pursuant to Section 3.1.2 above.

Section 3.1.4.    Effective Registration. The Company shall use reasonable best efforts to cause the Demand Registration Statement to become effective and remain effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

Section 3.1.5.    Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”);

provided, however, that the Company shall not be permitted to exercise a Demand Suspension more than once during any twelve (12)-month period or for a period exceeding sixty (60) days. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investors.

Section 3.1.6.    Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be, in the case of any Demand Registration, (x) first, allocated to each Holder that has requested to participate in such Demand Registration an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holders, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

Section 3.1.7.    Resale Rights. In the event that the Investor requests to participate in a Registration pursuant to this Section 3.1 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by such Investor.

Section 3.2.    Shelf Registration.

Section 3.2.1.    Request for Shelf Registration.

(a)	Upon the written request of the Investors from time to time (a “Shelf Registration Request”), the Company shall promptly file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by any Holders thereof from time to time in accordance with the methods of distribution elected by such Holders, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”

(b)	If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request Registration of an unspecified amount of Registrable Securities to be sold by unspecified Holders. If on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to the Investors the information necessary to determine the Company’s status as a WKSI upon request.

Section 3.2.2.    Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by the Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “Shelf Period”). Subject to Section 3.2.3, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in the Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

Section 3.2.3.    Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than one time during any twelve (12)-month period or for a period exceeding sixty (60) days. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Shelf Registration Statement.

Section 3.2.4.    Shelf Takedown.

(a)	At any time the Company has an effective Shelf Registration Statement with respect to a Holder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, the Investors may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of the such Holder’s Registrable Securities that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

(b)	All determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2.4 shall be determined by the participating Investors.

(c)	The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration pursuant to Section 3.1 was declared effective or an Underwritten Shelf Takedown pursuant to Section 3.2 was consummated within the preceding one hundred eighty (180) days (unless otherwise consented to by the Company).

Section 3.2.5.    Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.2.4 advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (x) first, allocated to each Holder that has requested to participate in such Underwritten Shelf Takedown an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

Section 3.2.6.    Resale Rights. In the event that an Investor elects to request a Registration pursuant to this Section 3.2 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by such Investor.

Section 3.3.    Piggyback Registration.

Section 3.3.1.    Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Sections 3.1 or 3.2, (ii) a Registration on Form S-4 or Form S-8 or any successor form to such forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Holders, and such Piggyback Notice shall offer the Holder the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw.

Section 3.3.2.    Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities requested to be sold by such Holder that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated among the Holders that have requested to participate in such Registration based on an amount equal to the lesser of (x) the number of such Registrable Securities requested to be sold by such Holder, and (y) a number of such shares equal to such Holder’s Pro Rata Portion, and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

Section 3.3.3.    No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.

Section 3.4.    Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, the Company agrees, if requested, to cause its directors and officers to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such directors’ and officers’ right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such directors and officers or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days in the case of any registration or sale, plus such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, if applicable). The terms of such lock-up agreements shall be negotiated among the Investors, the Company and the underwriters and shall include customary carve-outs from the restrictions on Transfer set forth therein.

Section 3.5.    Registration Procedures.

Section 3.5.1.    Requirements. In connection with the Company’s obligations under Sections 3.1 – 3.4 (and in the case of 3.5.1(z) below, in connection with the Company’s obligations under Sections 3.1 – 3.4 and 3.10) the Company shall use its reasonable best efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a)	As promptly as practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request and (z) except in the case of a Registration under Section 3.3 not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders, in such capacity, or the underwriters, if any, shall reasonably object;

(b)	prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Holder with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)	notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d)

promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(e)	to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(f)	use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(g)	promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Investors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(h)	furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(i)

deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(j)	on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(k)	cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

(l)	use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(m)	not later than the effective date of the applicable Registration Statement, provide a CUSIP number for applicable Registrable Securities;

(n)	make such representations and warranties to the Holders being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(o)	enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(p)	obtain for delivery to the Holders being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(q)	in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(r)	cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s)	use its reasonable best efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(t)	provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement;

(u)	use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

(v)

make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Investors, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(w)	in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(x)	take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(y)	take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(z)	take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 3.5.2.    Company Information Requests. The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Section 3.5.3.    Discontinuing Registration. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1(d), such Holder will discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d), or until such

Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 3.6.    Underwritten Offerings.

Section 3.6.1.    Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Sections 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Investors and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 3.9 of this Agreement. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and such Holders shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder under such agreement shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

Section 3.6.2.    Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

Section 3.6.3.    Selection of Underwriters; Selection of Counsel. In the case of an Underwritten Public Offering under Sections 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Investors; provided that such underwriter or underwriters shall be reasonably acceptable to the Company. In the case of an Underwritten Public Offering under Section 3.3, the managing underwriter or underwriters to administer the offering shall be determined by the Company; provided that such underwriter or underwriters shall be reasonably acceptable to the Investor. In the case of an Underwritten Public Offering under Sections 3.1, 3.2 or 3.3, counsel to the Holders shall be selected by the Investors.

Section 3.7.    No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement.

Section 3.8.    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (viii) all reasonable fees and disbursements of legal counsel for the selling Holders, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses incurred in connection with the distribution or Transfer of Registrable Securities to or by a Holder or its Permitted Transferees in connection with a Public Offering, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road show” for any Underwritten Public Offering, including the reasonable out-of-pocket expenses of the Holders and underwriters, if so requested. All such expenses are referred to herein as “Registration Expenses”. The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

Section 3.9.    Indemnification.

Section 3.9.1.    Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder, each shareholder, member, limited or general partner of such Holder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters ) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation any report and other document filed under the Exchange Act and any preliminary or final offering memorandum prepared in connection with any Rule 144A or Regulation S offering pursuant to Section 3.10 of this Agreement, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.9.1 in respect of any untrue statement or omission contained in any information relating to such seller Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information “Selling Stockholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders. The Company shall also indemnify underwriters, initial purchasers, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

Section 3.9.2.    Indemnification by the Selling Holders. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such selling Holder’s Selling Stockholder Information. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.4 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

Section 3.9.3.    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive legal rights by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

Section 3.9.4.    Contribution. If for any reason the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 3.9.1 and Section 3.9.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.9.1 and

3.9.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration Statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.9.1 and 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 3.10.    Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holders, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3.11.    Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as a selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

ARTICLE IV

MISCELLANEOUS

Section 4.1.    Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

Section 4.2.    Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Company, to:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Nicole R. Hadas, General Counsel & Corporate Secretary

Email: nhdas@akebia.com

Facsimile: 617-871-2065

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Attention: Peter Handrinos, Scott Shean and Daniel Rees

Email: peter.handrinos@lw.com; scott.shean@lw.com;

daniel.rees@lw.com

Facsimile: (617) 948-6001

If to the Investor, to:

Baupost Group Securities, L.L.C.

c/o The Baupost Group, L.L.C.

10 St. James Avenue, Suite 1700

Boston, MA 02116

Attention: Gregory A. Ciongoli, Michael Sperling, Frederick H. Fogel and John F. Harvey

Facsimile: (617) 451-7331

E-mail: gac@baupost.com, msperling@baupost.com, ffogel@baupost.com and jharvey@baupost.com with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

Attention: Jeffrey Katz

E-email: jeffrey.katz@ropesgray.com

Office: (617) 951-7072

Fax: (617) 235-0617

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received, if delivered by facsimile or e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

Section 4.3.    Termination and Effect of Termination. This Agreement shall terminate upon the date on which no Holder holds any Registrable Securities, except for the provisions of Sections 3.9 and 3.10, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

Section 4.4.    Permitted Transferees. The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities to a Permitted Transferee of that Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.4 will be effective unless the Permitted Transferee to which the assignment is being made, if not a Holder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee will be bound by, and will be a party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 4.4 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 4.4.

Section 4.5.    Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 4.6.    Amendments. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Investors. Each such amendment, modification, extension or termination shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

Section 4.7.    Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 4.8.    Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.2 hereof is reasonably calculated to give actual notice.

Section 4.9.    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.10.    Merger; Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

Section 4.11.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

Section 4.12.    Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 4.13.    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

Company:	AKEBIA THERAPEUTICS, INC.

By:
Name:
Title:

Investor:	BAUPOST GROUP SECURITIES, L.L.C.

By:
Name:
Title: